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                                                                   NEWS RELEASE


Contact:  William P. Morrissey                         For Release:  Immediately
          Executive Vice President/
            Chief Operating Officer
          (617) 628-4000


                           CENTRAL BANCORP, INC. HOLDS
                        2008 ANNUAL STOCKHOLDERS MEETING

      SOMERVILLE, MASSACHUSETTS, July 24, 2008 - Central Bancorp, Inc. (NASDAQ Global MarketSM:CEBK) announced that its 2008 Annual Stockholders Meeting was held today. At the meeting, John J. Morrissey, Paul E. Bulman and James F. Linnehan were each elected as directors, each to serve for a three-year term.
      Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank, a Massachusetts-chartered co-operative bank operating nine full-service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.




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